Exhibit 10.15

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is made and entered into as of the 14th day of January, 2005, by and among Mentoring of America, LLC, a Utah limited liability company (“Mentoring”), and HG Marketing, Inc., a Nevada corporation (“HG Marketing, and together with Mentoring, the “Assignor”), and IDI Small Business, Inc., a Utah corporation (“Assignee”).

RECITALS

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated as of January 14, 2005 (the “Purchase Agreement”), pursuant to which Assignee has agreed to purchase from Assignor the Mentoring Call Center Assets (as defined in the Purchase Agreement); and

WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to assign certain rights and agreements to Assignee, and Assignee has agreed to assume certain obligations of Assignor, as set forth herein, and this Assignment and Assumption is contemplated by Section 1.3 of the Purchase Agreement;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Capitalized Terms.  Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2.

Assignment and Assumption.  At Closing, Assignor hereby assigns, sells, transfers and sets over (collectively, the “Assignment”) to Assignee all of Assignor’s right, title, benefit, privileges and interest in and to, and all of Assignor’s burdens, obligations and liabilities in connection with, each of the Assumed Liabilities.  Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Assignor to be observed, performed, paid or discharged from and after the Closing, in connection with the Assumed Liabilities.  Assignee assumes no Excluded Liabilities, and the parties hereto agree that all such Excluded Liabilities shall remain the sole responsibility of Assignor.

3.

Terms of the Purchase Agreement.  The terms of the Purchase Agreement, including but not limited to Assignor’s representations, warranties, covenants, agreements and indemnities relating to the Assumed Liabilities, are incorporated herein by this reference. Assignor acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4.

Further Actions.  Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption.

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IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.

ASSIGNOR:

MENTORING OF AMERICA, LLC,

a Utah limited liability company

By:  /s/_____________________________

Name:  ____________________________

Its:  _______________________________

HG MARKETING, INC.,

a Nevada corporation

By:  /s/_____________________________

Name:  ____________________________

Its:  _______________________________

ASSIGNEE:

IDI SMALL BUSINESS, INC.,

a Utah corporation

By:  /s/ _____________________________

Name:  _____________________________

Its:  ________________________________

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